Exhibit B-103


                             CERTIFICATE OF INCORPORATION

                                          OF

                                 EI UK HOLDINGS, INC.




          It is hereby certified that:


               FIRST: The name of the corporation (hereinafter called the "corporation") is EI UK Holdings, Inc.

               SECOND: The address, including street, number, city and county, of the registered office of the corporation in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle, 19805 and the name of the registered agent of the corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

               THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

               FOURTH: The total number of shares of stock which the corporation shall have authority to issue is one hundred (100) shares, all of which are without par value. All such shares are of one class and are shares of Common Stock.

               FIFTH: The name and the mailing address of the incorporator are as follows:

                    NAME                MAILING ADDRESS

                    Gerald A. Lee       c/o Berlack, Israels & Liberman LLP
                                        120 West 45th Street
                                        New York, New York 10036

               SIXTH: The board of directors of the corporation is expressly authorized to adopt, amend or repeal by-laws of the corporation.

               SEVENTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.





               EIGHTH: As of the date hereof, the corporation has received no payment for any of its stock.

               IN WITNESS WHEREOF, I have hereunto set my hand this 30th day of April, 1996.




                                             Gerald A. Lee
                                             Sole Incorporator